SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated March 27, 2003

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

Item 5. Other Events.

     On March 27, 2003, we issued a press release providing revised guidance for the ranges of first quarter 2003 revenue and earnings per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     99.1 Press Release issued March 27, 2003.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

	By:	/s/ Lawrence A. Margolis Lawrence A. Margolis Executive Vice President, Chief Financial Officer and Secretary

Dated: April 1, 2003